                                   EXHIBIT 21

                    SUBSIDIARIES OF THE REGISTRANT (1)(2)(3)

      The subsidiary companies of The Goodyear Tire & Rubber Company at March 15, 1997, and the places of incorporation or organization thereof, are:

                                                       Place of
                                                     Incorporation
            Name of Subsidiary                      or Organization
          ---------------------                  ------------------
All American Pipeline Company                       Texas
Belt Concepts of America, Inc.                      Delaware
Brad Ragan, Inc                                     North Carolina
Celeron Corporation                                 Delaware
Celeron Gathering Corporation                       Delaware
Celeron Trading & Transportation Company            Delaware
Cosmoflex, Inc.                                     Delaware
Divested Atomic Corporation                         Delaware
Divested Companies Holding Company                  Delaware
Divested Litchfield Park Properties, Inc.           Arizona
The Kelly-Springfield Tire Corporation              Delaware
Goodyear International Corporation                  Delaware
The Goodyear Rubber Plantations Company             Ohio
Goodyear Western Hemisphere Corporation             Delaware
Murphy's Inc., Sales and Service                    California
Wingfoot Corporation                                Delaware
Wingfoot Ventures Seven Inc.                        Delaware
Wingfoot Ventures Eight Inc.                        Delaware
Wingfoot Ventures Nine Inc.                         Delaware
Wingfoot Ventures Ten Inc.                          Delaware
Wingfoot Ventures Eleven Inc.                       Delaware


Compania Anonima Goodyear de Venezuela              Venezuela
Compania Goodyear del Peru, S.A.                    Peru
Compania Hulera Goodyear--Oxo, S.A. de C.V.         Mexico
Contred (Proprietary) Limited                       South Africa
Corporacion Industriales Mercurio, S.A. de C.V.     Mexico
Deutsche Goodyear Holdings GmbH                     Germany
Deutsche Goodyear GmbH                              Germany
Goodyear Australia Limited                          Australia
Goodyear Canada Inc.                                Canada
Goodyear Chemicals, Europe S.A.                     France
Goodyear Dalian Ltd.                                People's Republic of China
Goodyear de Chile S.A.I.C.                          Chile
Goodyear de Colombia S.A.                           Colombia
Goodyear do Brasil Produtos de Borracha Ltda        Brazil
Goodyear Broker's Limited                           Bermuda
Goodyear Espanola S.A.                              Spain
Goodyear Export, S.A.                               Bermuda
Goodyear Export Sales Corporation                   Barbados
Goodyear France (Pneumatiques) S.A.                 France
Goodyear Finance Holding S.A.                       Luxembourg
Goodyear Great Britain Limited                      England
Goodyear Hellas S.A.I.C.                            Greece
Goodyear Holding Co.                                Venezuela



                                     X-21-1



                                                                  Place of
                                                               Incorporation
          Name of Subsidiary                                  or Organization
        ---------------------                              ------------------

Goodyear India Limited                                          India
Goodyear Italiana S.p.A.                                        Italy
Goodyear Jamaica Limited                                        Jamaica
Goodyear Lastikleri Turk Anonim Sirketi                         Turkey
Goodyear Malaysia Berhad                                        Malaysia
Goodyear Maroc S.A.                                             Morocco
Goodyear (Nederland) B.V.                                       Netherlands
Goodyear New Zealand, Ltd.                                      New Zealand
The Goodyear Orient Company Pte Limited                         Singapore
Goodyear Portuguesa, Limited                                    Portugal
Goodyear Philippines Inc.                                       Philippines
Goodyear Qingdao Engineered Elastomers Company Ltd.             People's Republic of China
Goodyear S.A.                                                   France
Goodyear S.A.                                                   Luxembourg
Goodyear Singapore Pte Limited                                  Singapore
Goodyear South Africa (Proprietary) Limited                     South Africa
Goodyear (Suisse), S.A.                                         Switzerland
Goodyear Taiwan Limited                                         Republic of China
Goodyear (Thailand) Limited                                     Thailand
Goodyear Zimbabwe (Private) Limited                             Zimbabwe
Gran Industria de Neumaticos Centroamericana, S.A.              Guatemala
Granford Manufacturing, Inc.                                    Canada
Gummiwerke Fulda GmbH                                           Germany
Neumaticos Goodyear S.A.                                        Argentina
Nippon Goodyear Kabushiki Kaisha                                Japan
Philippine Rubber Project Company, Inc.                         Philippines
P.T. Goodyear Indonesia                                         Indonesia
P.T. Goodyear Sumatra Plantations                               Indonesia
S.A. Goodyear N.V.                                              Belgium
Svenska Goodyear Aktiebolag                                     Sweden
TC Debica S.A.                                                  Poland
Tredcor (Proprietary) Limited                                   South Africa
Wingfoot Insurance Company Limited                              Bermuda
      ---------------

(1) Each of the 77 subsidiaries named in the foregoing list conducts its business under its corporate name and, in a few instances, under a shortened form of its corporate name or in combination with a trade name.

(2) Each of the 77 subsidiaries named in the foregoing list is directly or indirectly wholly-owned by Registrant, except that in respect of each of the following subsidiaries Registrant owns the indicated percentage of such subsidiary's equity capital: Brad Ragan, Inc. 74.5%; Compania Goodyear del Peru S.A., 78%; Goodyear Dalian Ltd., 75%; Goodyear India Limited, 59.9%; Goodyear Jamaica Limited, 60%; Goodyear Lastikleri Turk Anonim Sirketi, 50.8%; Goodyear Malaysia Berhad, 51%; Goodyear Maroc S.A., 55%; Goodyear Qingdao Engineered Elastomers Company Ltd., 60%; Goodyear Taiwan Limited, 75.5%; Goodyear (Thailand) Limited, 53.5%; Gran Industria de Neumaticos Centroamericana, S.A., 75.8%; P.T. Goodyear Indonesia, 85%; Goodyear Philippines Inc., 69%; TC Debica S.A., 50.8%; Contred (Proprietary) Limited,, 60%; Tredcor (Proprietary) Limited, 60%; and Goodyear South Africa (Proprietary) Limited, 60%.

(3) In accordance with paragraph (ii) of Part 22 of Item 601(b) of Regulation S-K, the names of approximately 74 subsidiaries have been omitted from the foregoing list. The unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary, as defined in the applicable regulations.

                                     X-21-2